SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 1, 2011

DMH INTERNATIONAL, INC.

 (Exact name of registrant as specified in its charter)

Nevada	333-169887	27-2689205
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

111 Ramble Lane #105 Austin, TX 78745
(Address of principal executive offices)

(512) 351-7834
(Registrant’s Telephone Number)

__________________________________________________________

(Former name or former address, if changed since last report)

Copy of all Communications to:

Carrillo Huettel, LLP

3033 Fifth Avenue, Suite 400

San Diego, CA 92103

phone: 619.546.6100

fax: 619.546.6060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

      .  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      .  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      .  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      .  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry Into a Material Definitive Agreement

(1) Promissory Note

On June 1, 2011, DMH International, Inc., a Nevada corporation (the "Company") issued a twelve (12) month, ten percent (10%) Promissory Note (the “Promissory Note”) to Tall Boy Holdings, Inc. (“Tall Boy”) in the amount of one hundred and twenty thousand dollars ($120,000) to evidence  funds previously loaned by Tall Boy to the Company. The Promissory Note is due on and payable on demand upon ten (10) days written notice.

The description of the Promissory Note is a brief summary only and is qualified in its entirety by its respective terms set forth therein, a form of which is filed as Exhibit 10.1 to this Current Report on Form 8-K (the “Current Report”).

(2) Settlement Agreement

On June 1, 2011, the Company entered into a Settlement Agreement and General Mutual Release (the “Settlement Agreement”) with Big Bear Holdings (“Big Bear”). Pursuant to the terms of the Settlement Agreement, the Company paid eighty two thousand five hundred dollars ($82,500) to Big Bear for the cancellation of that certain Promissory Note (the “Big Bear Note”) issued by the Company in favor of Big Bear on May 24, 2010 to evidence funds previously loaned by Big Bear. The Big Bear Note had a principal amount of seventy five thousand ($75,000) and accrued simple interest at a rate of ten percent (10%) per annum and was due and payable on demand upon ten (10) days written notice.

The foregoing summary description of the terms of the Settlement Agreement may not contain all information that is of interest. For further information regarding the terms and conditions of the Settlement Agreement, reference is made to such agreement, which is filed as Exhibit 10.2, hereto, and is incorporated by reference.

Item 2.03

Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 of this Form 8-K related to the aforementioned Promissory Note is incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description of Exhibit

10.1	Promissory Note dated June 1, 2011.

10.2	Settlement Agreement dated June 1, 2011.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DMH INTERNATIONAL, INC.

Dated: August 12, 2011	By:	/s/ Jon-Marc Garcia
Jon-Marc Garcia
Chief Executive Officer